The Grayson National Bank

Loans, Deposits and Assets

(Millions)



400
380
360
340
320
300
280
260
240
220
200
2005
2006
2007
2008
2009
2010
Loans
Deposits
Assets

Reserve for Loan Losses (Millions)



5
4
3
2
1
0
2005
2006
2007
2008
2009
2010
Dollars

Provision for Loan Losses (Thousands)


3,000
2,500
2,000
1,500
1,000
500
0
2005
2006
2007
2008
2009
2010
Dollars

Net Income
(Thousands)



3,500
3,000
2,500
2,000
1,500
1,000
500
0
'05
'06
'07
'08
'09
'10
Dollars

2010 v 2009
(thousands)

	2010	2009	P&L Impact
Net Int Inc	11,851	11,500	351
Bad Debt Ex	2,510	1,491	-1,019
Other Inc	2,962	2,243	719
Other Exp	10,871	11,269	398
Net Inc	1166	883	283

Net Interest Margin



4.5
4
3.5
3
2.5
2
'05
'06
'07
'08
'09
'10
Percent

Overhead Expense

(as % of average assets)

	GNB	Peer Group	PCT
Occup Exp	.34	.38	42
Other Exp	.86	1.06	28
Tot overhead	2.90	2.93	51
Ave PE/emp (thou)	52.58	63.40	22

Return on Average Assets


0.012
0.01
0.008
0.006
0.004
0.002
0
2005
2006
2007
2008
2009
2010
Percentage

Return on Average Equity


0.12
0.1
0.08
0.06
0.04
0.02
0
2005
2006
2007
2008
2009
2010
Percentage

Industry Comparison

6,990 Banks < $1B in Assets

	GNB	Peer Group
Net Int Margin	3.56	3.81
ROA	0.32	0.33
ROE	3.71	2.98
Efficiency Ratio	73.4	76.0
Leverage Ratio	8.3	10.5

Dividends
(per share)


1
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
0
2005
2006
2007
2008
2009
2010
Dollars

Stockholders' Equity
(millions)


30.5
30
29.5
29
28.5
28
27.5
27
26.5
26
2005
2006
2007
2008
2009
2010
Dollars

Book Value
(per share)



18
17.5
17
16.5
16
15.5
15
2005
2006
2007
2008
2009
2010
Dollars

1st Quarter 2011

- Assets down about 1.4 million
- Loans down 9.9 million
- Fed Funds up 7.1 million
- Investments up 1.1 million
- Deposits down approx 1.2 million
- BV 17.50/share
- Net loss of 303 thousand

1st Qtr 2011 v 2010 (thousands)

	2011	2010	P&L Impact
Net Int Inc	2,846	3,017	-171
Bad Debt Ex	1,306	287	-1,019
Other Inc	601	509	92
Other Exp	2,700	2,711	11
Net Inc	-303	409	-712

Market share –
Grayson/Carroll/Galax/Sparta



30
25
20
15
10
5
0
2008
2009
2010
GNB
Carter B&T
BB&T
Wells Fargo
BoA

Thank You !

GNB